UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2023

Sio Gene Therapies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37418	85-3863315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Broadway 12th Floor New York, New York 10036 (Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): +1 646 677 6770
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SIOX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 13, 2022, Sio Gene Therapies, Inc. (the “Company”) was granted an additional 180-day grace period, or until March 13, 2023, in addition to the Company’s initial 180-day grace period, to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

The Company also previously disclosed its intent to proceed with a dissolution of the Company in accordance with a plan of complete liquidation and dissolution (the “Dissolution”), approved by the Company’s board of directors in December 2022 and pending approval by the Company’s stockholders pursuant to the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) and first mailed to the Company’s stockholders on or about February 21, 2023.

On March 14, 2023, the Company received written notice (the “Delisting Notice”) from Nasdaq notifying the Company that, as a result of its failure to regain compliance with the Minimum Bid Price Requirement, Nasdaq has determined that the Company’s common stock will be delisted from the Nasdaq Capital Market. In light of the Company’s planned Dissolution, the Company will not appeal this determination.

The Company expects, based on the Delisting Notice, that trading of the Company’s common stock will be suspended at the opening of business on March 23, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s common stock from listing and registration on Nasdaq.

Important Additional Information And Where To Find It

In connection with the proposed dissolution, the Company has filed with the SEC a definitive proxy statement and other relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF DISSOLUTION AND RELATED MATTERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SIO GENE THERAPIES, INC., THE PROPOSED DISSOLUTION AND RELATED MATTERS. Stockholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC's website at http://www.sec.gov or on the "Investors" section of the Company’s website at www.siogtx.com.

Participants in the Solicitation

The Company and its executive officer and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed dissolution and related matters and any other matters to be voted on at the special meeting of stockholders. Information regarding the names, affiliations and interests of such directors and executive officer is included in the definitive proxy statement, which was filed with the SEC on February 21, 2023. Additional information regarding such directors and executive officer is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which was filed with the SEC on June 14, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of the Company’s shareholders in connection with the dissolution and related matters and any other matters to be voted upon at the special meeting are set forth in the proxy statement filed with the SEC. These documents are available free of charge as described in the preceding section.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIO GENE THERAPIES INC.

Dated:	March 15, 2023
		By:	/s/ David Nassif
		Name:	David Nassif
		Title:	Chief Executive Officer; Chief Financial Officer; Chief Accounting Officer; and General Counsel